EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 15, 2000 relating to the financial statements of PHL Variable Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Hartford, Connecticut
February 7, 2001